Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERRIMAC INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-1642321
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
41 Fairfield Place, West Caldwell, NJ	07006
(Address of Principal Executive Offices)	(Zip Code)

MERRIMAC INDUSTRIES, INC.
2006 Stock Option Plan

(Full Title of the Plan)

Mason N. Carter President and Chief Executive Officer Merrimac Industries, Inc. 41 Fairfield Place West Caldwell, NJ 07006	Copy to: Eric M. Lerner, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022
(973) 575-1300	(212) 940-8800
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock	500,000(3)	$9.85	$4,925,000	$527

(1)	This Registration Statement also covers an indeterminate number of shares of Merrimac Industries, Inc. Common Stock that may be issuable by reason of stock dividends, extraordinary cash dividends, or other adjustment provisions of the 2006 Stock Option Plan in accordance with Rule 416 under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the Common Stock as quoted on the American Stock Exchange on July 17, 2006.

(3)	Such shares are issuable under the registrant’s 2006 Stock Option Plan.

EXPLANATORY NOTE

This registration statement on Form S-8 (the ‘‘Registration Statement’’) relates to the registration of 500,000 shares of common stock, par value of $0.01 per share (‘‘Common Stock’’) of Merrimac Industries, Inc. (the ‘‘Registrant’’) that may be issued upon the exercise of options granted under the 2006 Stock Option Plan. The 500,000 shares of Common Stock being registered under this Registration Statement are comprised of 500,000 authorized but unissued shares of Common Stock that have been reserved for issuance upon the exercise of options granted under the 2006 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the ‘‘SEC’’) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the ‘‘Commission’’). The following documents, or portions thereof, filed by the Registrant with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

a.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

b.	The Registrant’s Quarterly Report on Form 10-Q for the first quarter ended April 1, 2006;

c.	The Registrant’s Current Report on Form 8-K filed on March 31, 2006;

d.	The Registrant’s Current Report on Form 8-K filed on March 31, 2006;

e.	The Registrant’s Current Report on Form 8-K filed on April 13, 2006;

f.	The Registrant’s Current Report on Form 8-K filed on May 16, 2006;

g.	The Registrant’s Current Report on Form 8-K filed on June 22, 2006;

h.	The Registrant's Current Report on Form 8-K filed on June 27, 2006;

i.	The Registrant’s Proxy Statement on Schedule 14A filed on May 1, 2006;

j.	The description of Registrant's Common Share Purchase Rights, set forth in Amendment No. 7 to the Registration Statement on Form 8-A of Registrant, dated December 13, 2004, Amendment No. 6 on Form 8-A of Registrant, dated September 18, 2002, Amendment No. 5 to the Registration Statement on Form 8-A of Registrant, dated February 28, 2002, Amendment No. 4 to the Registration Statement on Form 8-A of Registrant, dated February 21, 2001, Amendment No. 3 to the Registration Statement on Form 8-A of Registrant, dated October 27, 2000, Amendment No. 2 to the Registration Statement on Form 8-A of Registrant, dated April 10, 2000, Amendment No. 1 to the Registration Statement on Form 8-A of Registrant, dated June 9, 1999, and the Registration Statement on Form 8-A of Registrant, dated March 16, 1999, in connection with the Registrant's listing of the Common Share Purchase Rights on the American Stock Exchange; and

k.	The description in respect of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K, filed on February 21, 2001.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Mr. E. Cohen (a director of Registrant) is counsel to the firm of Katten Muchin Rosenman LLP, counsel to the Registrant, but does not share in any fees paid by the Registrant to the firm. Mr. Cohen beneficially owns 14,500 shares of the Registrant’s Common Stock, and will receive annual grants of restricted stock under the Company’s 2006 Non-Employee Directors’ Stock Plan. The firm does not share in any such grants made to Mr. Cohen.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article VIII of the By-laws of the Registrant provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article SEVENTH of the Certificate of Incorporation of the Registrant provides for the limitation of liability of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The Registrant has directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Registrant in connection with the performance of their respective duties. In addition, the employment agreement between the Registrant and its President and Chief Executive Officer provides that the Registrant will indemnify such officer to the same extent as it indemnifies other officers and directors, consistent with the laws of the State of Delaware, the Registrant’s certificate of incorporation and its by-laws.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description
4.1	Specimen of Common Stock Certificate (incorporated by reference to Merrimac’s Registration Statement (No. 2-79455) of Form S-1 effective October 29, 1982).
4.2	Merrimac Industries, Inc. 2006 Stock Option Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement, filed on May 1, 2006).
4.3	Stockholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Stockholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 1 to Merrimac's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 1999.
4.4	Amendment No. 1 dated as of June 9, 1999, to the Stockholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Stockholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 1 to Merrimac's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 1999.
4.5	Amendment No. 2 dated as of April 7, 2000, to the Stockholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Stockholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 1(b) to Merrimac's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2000.
4.6	Amendment No. 3 dated as of October 26, 2000, to the Stockholder Rights Agreement dated as of March 9, 1999, between Merrimac and ChaseMellon Stockholder Services, L.L.C., as Rights Agent, is hereby incorporated by reference to Exhibit 2 to Merrimac's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2000.
4.7	Amendment No. 4 dated as of February 21, 2001, to the Stockholder Rights Agreement dated as of March 9, 1999, between Merrimac and Mellon Investor Services, L.L.C. (formerly known as ChaseMellon Stockholder Services, L.L.C.), as Rights Agent, is hereby incorporated by reference to Exhibit 1(d) to Merrimac's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2001.
4.8	Amendment No. 5, dated February 28, 2002, to the Rights Agreement, between Merrimac and Mellon Investor Services LLC (f.k.a. ChaseMellon Shareholder Services, L.L.C.), as Rights Agent is hereby incorporated by reference to Exhibit 99.4 to Merrimac's Form 8-K filed with the Securities and Exchange Commission on March 6, 2002.
4.9	Amendment No. 6, dated September 18, 2002, to the Rights Agreement, between Merrimac and Mellon Investor Services LLC, as Rights Agent is hereby incorporated by reference to Exhibit 99.3 to Merrimac's Form 8-K filed with the Securities and Exchange Commission on October 10, 2002.
4.10	Amendment No. 7, dated December 13, 2004, to the Rights Agreement, between Merrimac and Wachovia Bank, National Association, as successor Rights Agent, is hereby incorporated by reference to Exhibit 4.1 to Merrimac's Form 8-K filed with the Securities and Exchange Commission on December 13, 2004.
5.1	Opinion of Katten Muchin Rosenman LLP.*
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).*
24.1	Power of Attorney.*

*	filed herewith

ITEM 9.	UNDERTAKINGS

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey, on this 19th day of July, 2006.

MERRIMAC INDUSTRIES, INC.

By:	/s/ Mason N. Carter
Mason N. Carter President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mason N. Carter and Robert V. Condon each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mason N. Carter	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2006

Mason N. Carter

/s/ Robert V. Condon	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)	July 19, 2006

Robert V. Condon

/s/ Albert H. Cohen	Director	July 19, 2006

Albert H. Cohen

/s/ Edward H. Cohen	Director	July 19, 2006

Edward H. Cohen

/s/ Joel H. Goldberg	Director	July 19, 2006

Joel H. Goldberg

/s/ David B. Miller	Director	July 19, 2006

David B. Miller

/s/ Arthur A. Oliner	Director	July 19, 2006

Arthur A. Oliner

/s/ Harold J. Raveché	Director	July 19, 2006

Harold J. Raveché